Decl. of Trust File

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
11/13/2008	200831800896	BUSINESS TRUST AMENDMENT (BTA)	50.00	.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

THOMPSON HINE LLP
ATTN:CAROL R. RUSSELL
10 W. BROAD ST.,#70(
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

1346968

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

UNIFIED SERIES TRUST

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
BUSINESS TRUST AMENDMENT	**200831800896**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 12th day of November, A.D. 2008.

Jennifer Brunner

Ohio Secretary of State

Prescribed by:

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)
Mail Form to one of the Following:
○ Yes PO Box 1390
Columbus, OH 43216
*** Requires an additional fee of $100 ***
● No PO Box 1329
Columbus, OH 43216

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

(pursuant to 1746.04(B), Ohio Revised Code)
(For Domestic or Foreign)
(117-BTA)
Filing Fee $50.00

Stephen A. Little
(name of trustee)

UNIFIED SERIES TRUST
(name of business trust)

1346968 a business trust having filed a Report of Operation of a Business Trust in the
(business trust registration number)

Office of the Secretary of State pursuant to section 1746.04(B), ORC, certifies that the following information is being filed to maintain the accuracy and completeness of such filing.

2009 NOV 12 AM 10:31

The following changes have occurred in the status of the above named business trust (check the appropriate changes below):

1. ☐ The business trust shall change its name to be:

____

2. ☐ The name(s) and/or address(es) of its trustees have changed, and the name(s) and address(es) of all of its trustees are now:

NAME	COMPLETE ADDRESS

3. ☐ The address of the principal office of the business trust has changed and is now:

____
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

____
(city, township, or village) (county) (state) (zip code)

4. ☐ If a foreign business trust, address of principal office within State of Ohio has changed and is now:

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village)	(county)	Ohio (state)	(zip code)

5. ☐ The name and address within Ohio of a designated agent upon whom process against the business trust may be served has changed and is now:

(name of agent)

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village)	(county)	Ohio (state)	(zip code)

DATE: 11/ /2008

UNIFIED SERIES TRUST
(name of business trust)

By: [signature]
(Trustee)

Name: Stephen A. Little

6. ☒ Attached as an exhibit hereto is an executed copy of an (amendment to) (amended) trust instrument or a true and correct copy of it, amended pursuant to section 1746.07, ORC.

(Please check one of the boxes below)

Certification of Copy of ☒ (Amendment to) ☐ (Amended) Business Trust Instrument by a Trustee:

(NOTE: This section need not be completed if the copy of the business trust instrument attached hereto is certified, by a public official in another state in whose office an executed copy is on file.)

STATE OF: INDIANA

COUNTY OF: MARION

I, Stephen A. Little being duly sworn, declare under oath, that I am Trustee of Unified Series Trust, a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the (amendment to) (amended) trust instrument or a true and correct copy of it.

Sworn to before me and subscribed in my presence on 11/ /08
(date)

By: [signature]
(NOTARY PUBLIC)

Name: JUDY K LYNCH

Expiration date: 11-6-2016

JUDY K. LYNCH
Marion County
My Commission Expires
November 6, 2016
(SEAL)

EXHIBIT TO AMENDMENT TO
REPORT OF OPERATION OF
BUSINESS TRUST

Amendment to or Amended Business Trust Instrument of

UNIFIED SERIES TRUST
(name of business trust)

1346968
(business trust registration number)

Stephen A. Little, Trustee of the above named business trust certifies that the

Business Trust Instrument filed as an exhibit to the Report of Operation of a Business Trust has been amended pursuant to section 1746.07 of the ORC as follows: (Language below should indicate whether changes are in addition to provisions of trust instruments or supersede existing provisions. Refer to trust provisions specifically by number when reporting individual changes or attach and incorporate by reference amended business trust instrument with language that it supersedes all existing business trust instruments filed on behalf of the business trust).

IN WITNESS WHEREOF, the above named trustee, acting for and on behalf of the business trust, has

subscribed his or her name on 11/10/2008
(date)

By: [signature]
(Trustee)

Name: Stephen A. Little

AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS AMENDMENT TO OR AMENDED BUSINESS TRUST INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO AN AMENDMENT TO REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE. (ORC Ann. Section 1746.04)

UNIFIED SERIES TRUST

Amendment No. 10 to Agreement and Declaration of Trust

The undersigned Senior Vice President of Unified Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting held on November 10, 2008:

Resolved that pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Series Trust (the "Trust") we hereby amend in its entirety the first paragraph of Section 4.2 to read as follows:

> Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the "3 to 1 Diversified Equity Fund," the "3 to 1 Strategic Income Fund," the "Appleseed Fund," the "Archer Balanced Fund," the "Auer Growth Fund," the "Becker Value Equity Fund," the "Bell Worldwide Trends Fund," the "Chinook Emerging Growth Fund," the "Crawford Dividend Growth Fund," the "Dean International Fund," the "Dean Large Cap Value Fund," the "Dean Small Cap Value Fund," the "FCI Bond Fund," the "FCI Equity Fund," the "GJMB Growth Fund," the "IMS Capital Value Fund, the "IMS Strategic Allocation Value Fund," the "IMS Strategic Income Fund," the "Iron Strategic Income Fund," the "Jones Villalta Opportunity Fund," the "Leeb Focus Fund," the "Marathon Value Portfolio," the "Marco Targeted Return Fund," the "Mirzam Capital Appreciation Fund," "NS Small Cap Growth Fund," the "Roosevelt Multi-Cap Fund," the "Sound Mind Investing Fund," the "Sound Mind Investing Managed Volatility Fund," the "Symons Alpha Growth Institutional Fund," the "Symons Alpha Value Institutional Fund," the "Symons Small Cap Institutional Fund," and the "Toreador Large Cap Fund" (collectively the "Series"). As to the "Chinook Emerging Growth Fund" Series of Shares, the Trustees hereby establish and designate one Class of Shares, the "Institutional Class." As to the "Crawford Dividend Growth Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Class I" and "Class C." As to the "Iron Strategic Income Fund", the Trustees hereby establish and designate two Classes of Shares, the "Retail Class" and the "Institutional Class." The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

Further Resolved, that the above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

This document shall have the status of an Amendment to said Agreement and Declaration of Trust.

Date: November 10, 2008

John C. Swhear, Senior Vice President